Westway Group, Inc. Announces $3.8 Million Expansion at the Port of Greater Baton Rouge

NEW ORLEANS, Aug. 26 /PRNewswire-FirstCall/ -- Westway Terminal Company LLC, a wholly-owned subsidiary of Westway Group, Inc. (OTC Bulletin Board: WTWG), launched a $3.8 million expansion to its Port Allen facility today with a groundbreaking ceremony at the Port of Greater Baton Rouge. Expansion plans include the construction of 4, one million gallon bulk liquid storage tanks, which will expand the terminal's capabilities by 25 percent.

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Upon completion, the terminal will provide 22 bulk liquid storage tanks with a total storage capacity of 21 million gallons. "The project will generate 15 - 20 local construction jobs and add 2 full-time employees," according to terminal manager, Terry Fleming.

Engineering for the project was provided by Neel-Schaffer Engineering of Baton Rouge, LA, tank foundations will be constructed by Beard Construction Company of Port Allen, LA, contractors for the expansion include Performance Contractors of Baton Rouge, LA providing piping and mechanical work for the project and Pasadena Tanks Corporation of Houston, TX for tank erection.

Westway's terminal at the Port of Greater Baton Rouge, on the Mississippi River, is a strategic U.S. Gulf South location. The facility has excellent intermodal capabilities with access to ocean-going vessels, barge, rail, and truck.

"Westway takes great pride in building solutions that surpass our customer's expectations.  As we continue to expand, Westway's unwavering commitment to safety and service ensures global consistency throughout our terminaling network," said Scott Mackenzie, President of Westway Terminal Company LLC.

About Westway Group, Inc.

Westway Group, Inc. ("Westway") is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 53 operating facilities, 23 of which provide approximately 300 million gallons of total bulk liquid storage capacity and 30 facilities producing 1.7 million tons of liquid feed supplements annually. The bulk liquid storage business is a global business with infrastructure that includes a network of 23 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. The liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries. By using formulation processes tailored specifically to the needs of its customers, Westway blends liquid agriculture by-products and essential nutrients to form feed rations that help to maximize the genetic potential of livestock.

As a result of the relationship between them, the bulk liquid storage and liquid feed supplements businesses benefit from synergies including co-location of facilities, enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from cross-business knowledge exchange.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

For example, our statements about our expansion plans, their cost, and their effect on our terminal capabilities, storage capacity, and job generation are forward-looking statements. Important factors that may cause our actual results to differ include unanticipated delays in construction and increased costs due to weather, disputes with contractors, or opposition by environmental groups.

CONTACT: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504- 525-9741